                                                                   EXHIBIT 10.30

                       PETRO PARTS AND SERVICE AGREEMENT

      This Agreement is made this 3rd day of May, 2000 by Volvo Trucks North America, Inc. (hereinafter called "Volvo"), a Delaware corporation with its principal place of business in Greensboro, North Carolina, and Petro Stopping Centers, L.P. (hereinafter called "Petro") a Delaware Limited Partnership with its principal place of business in El Paso, Texas.

      WHEREAS Volvo desires to establish Petro as a parts and service center in the dealer's Area of Responsibility; and

      WHEREAS Petro desires to act as such parts and service center,

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, Volvo and Petro (sometimes hereinafter jointly the "Parties") do agree as follows:

  1. Appointment. Petro owns and operates truckstop facilities ("Truckstops")
     -----------
located in the same geographic area as one or more of Volvo's franchised dealers ("Dealer"). Each Petro location will work in conjunction with the appropriate Dealer, designated by Volvo in accordance with the provisions of this agreement. Volvo hereby grants to Petro, with the concurrence and agreement of the Dealer, and Petro hereby accepts from Volvo, the non-exclusive right to act as an authorized parts and service center of Volvo, providing parts for and service to trucks under the VOLVO nameplate and such other nameplates as Volvo shall designate (hereinafter the "Trucks"). Petro shall not be, and nothing contained in this Agreement shall be deemed to authorize Petro to act as, a dealer for the sale of any new trucks or other vehicles manufactured or distributed by Volvo.

  2. Area of Responsibility. Based upon this Agreement, Petro shall act as a
     ----------------------
parts and service center for Volvo in the locations set forth on Schedule A attached hereto and made a part hereof (the "Area of Responsibility"). Petro shall operate its parts and service center at the Truckstops located at such other locations within the Area of Responsibility as the Parties may from time to time agree upon (the "Premises"). Schedule A shall be amended from time to time, upon agreement of the parties, as Petro opens new Truckstop locations.

  3. Evaluation of Sales Performance. Petro agrees  to purchase/sell parts
     -------------------------------
consistent with objectives agreed to by the parties.

  4. Service - General. Petro will provide a limited range of repair services
     -----------------
for Trucks at Petro's Truckstops in the Area of Responsibility, regardless of where the Trucks were purchased. This will include service paid for by
customers, as well as light  warranty service.   Petro also agrees to provide
Contract Maintenance and MVP Care services to vehicles as requested by Volvo. Petro agrees to refer all other service work outside of Petro's capabilities, to Dealer. All service work performed by Petro will be performed and administered in a professional manner.

  In servicing Trucks, Petro will follow instructions contained in service manuals and bulletins issued by Volvo. Petro will maintain on its Premises all service equipment, and any special tools, which are required or desirable to provide economical and efficient service to users of Trucks. If and when Volvo makes available new models or types of Trucks, Volvo will provide, at its expense, any additional equipment or special Volvo tools required to service the new models or types of Trucks.

  Petro understands that customers have the right to expect that any part which Petro sells, installs, or uses in the repair or servicing of Trucks meets the high quality standards of Volvo. Petro agrees that it will not knowingly sell, use, or install non-genuine VOLVO parts or parts not meeting Volvo's specifications, or which are not equal in quality and design to genuine VOLVO parts. Petro further agrees that it will not knowingly sell or offer for sale as genuine VOLVO parts any parts which are not in fact new genuine VOLVO parts, and in any case where Petro sells a non-genuine VOLVO part, it shall disclose such fact to the customer and advise the customer that the item is not included in warranties furnished by Volvo.

  5. Warranty and Special Policy Service. Petro will perform light warranty
     -----------------------------------
services on all Trucks, regardless of where they were purchased, in accordance with warranty policies established by Volvo, and will perform any other service to Trucks specially requested by Volvo which are within the scope of this Agreement. Volvo will reimburse Petro for all parts or other materials and will pay Petro, at published labor rates, for necessary labor used by Petro in providing light warranty or special service. Petro, as instructed by Volvo, will retain for up to 30 days, or dispose of parts replaced by Petro in performing light warranty or special service. Petro shall not charge customers for any light warranty or special service which is to be paid for by Volvo.

  6. Recall Service.  Petro will, at the request of Volvo, provide Volvo with
     --------------
all information in Petro's possession to assist Volvo in notifying customers of the need for or desirability of recall inspections or repairs. Petro shall refer all Volvo sponsored Recall work to Dealer.

  7. Customer Relations.  Petro will receive, investigate and handle complaints
     ------------------
of owners or users of Trucks in a manner which will secure the goodwill of the owners and users and the public toward Petro, the Trucks and Volvo. Except as expressly provided in this Agreement, or approved in advance by Volvo, Petro investigation and handling of complaints will be at Petro's expense. If Petro receives any complaints regarding Volvo warranty work which it cannot resolve to the customer's satisfaction, Petro will promptly inform Volvo of the nature of the complaint, the identity of the person making the complaint and the serial number of the Truck or part to which it relates.

  8. Compliance with Law. Volvo and Petro will at all times comply with all
     -------------------
laws, and maintain in effect all required licenses and permits, applicable to the activities conducted by them or the locations at which they are conducted. Volvo represents to Petro that to the best of Volvo's knowledge and belief that this Agreement and the performance of the terms hereof does not violate any law, statute, ordinance, rule or regulation to which Volvo is subject to or violate the terms of any contract or agreement to which Volvo is a party.

  9. Location, Facilities, Signs. Petro will maintain the Premises in good
     ---------------------------
repair and in accordance with Petro's policies as in effect from time to time regarding appearance, size and layout of facilities for sales of parts and accessories and service operations.

  Petro will permit Volvo to display signs in the lube bay(s) and provide other sales materials for distribution as agreed to by Volvo and Petro at the Truckstops.

  10. Inventories. Subject to availability and delivery, Petro will at all times
      -----------
carry an inventory of parts sufficient to meet the minimum parts stocking guidelines as agreed to by Volvo and Petro annually and maintain a prescribed inventory of Volvo proprietary parts and have trained technicians on each shift.

  11. Training. Petro shall maintain a sufficiently trained staff to complete
      --------
the warranty repair and other repair obligations of this Agreement. Volvo will make available to Petro training programs that Volvo deems appropriate in assisting Petro to fulfill its obligations under this Agreement. Volvo will provide, at its expense for a period of one year from the date of this agreement, training uniquely related to Volvo products or services. Costs for offsite training or training beyond the first year of this Agreement will be borne as mutually agreed to by Volvo and Petro. The cost of all other training shall be borne by Petro. Only qualified mechanics or technicians shall perform Volvo warranty repairs.

  12. Special Tools. Volvo shall provide, at Volvo's expense, those special
      -------------
tools prescribed by Volvo for servicing trucks pursuant to this Agreement.
Petro agrees to maintain all such tools and equipment in good condition, ordinary wear and tear excepted, and Petro shall be solely responsible to Volvo for any other damage, theft or destruction. At the termination of this Agreement for any reason, Petro shall return to Volvo, within ten (10) days, all such special tools or equipment provided by Volvo.

  13. Parts  Sales to Petro.  Parts sold to Petro, either through Dealer or
      ---------------------
directly from Volvo, shall be sold to Petro at a price not to exceed National Fleet Prices as established by Volvo from time to time. All parts used in warranty repairs, or any other repair reimbursable by Volvo, either whole or in part, shall be purchased from Volvo or Dealer. All parts or other materials purchased by Petro from Volvo or through the Dealer shall be for retail sale only to Petro customers. Volvo shall be a preferred vendor of truck parts and other materials.

  14. Advertising Materials. Volvo will provide Petro with advertising, sales
      ---------------------
promotion and marketing materials relating to parts.

  15. Service, Parts Manuals. Volvo will provide and charge per policies in
      ----------------------
effect for service and parts manuals and such other materials as Volvo deems appropriate in order to assist Petro in fulfilling its obligations under this Agreement.

  16. [Deleted].

  17. Parts Return.  Volvo will process requests for parts returns and
      ------------
adjustments in accordance with Volvo's policies in effect from time to time. This includes discontinued dealer salable parts returns. The parts return privileges detailed in this agreement, shall be applicable to Petro only.

  18. Petro Orders. Petro will order parts from Dealer or Volvo directly,
      ------------
subject to parts availability and/or as instructed by Volvo. Billing for such parts will be handled by a third-party billing company. Petro may cancel orders once they are accepted by Volvo, except as specifically otherwise permitted hereunder or pursuant to Company policies as in effect from time to time. If Volvo is notified in writing by Petro of repeated Dealer nonperformance, Volvo will make every reasonable attempt to intervene and have such Dealer performance deficiencies corrected. If problems continue, Volvo will change the Dealer assigned to Petro, or sell parts directly to Petro.

  19.  Prices. The prices Petro will pay the Dealer for parts sold to it by
       ------
Dealer, and ordered from Volvo, or parts purchased directly from Volvo, shall not exceed those shown on Volvo's National Fleet price lists in effect from time to time, or in other publications issued by Volvo. Subject to Volvo's policy from time to time regarding prior commitments by Dealers, unless otherwise specified, each change in price or other terms will apply to all parts delivered after the date it becomes effective, even if they were ordered before that date. However, after Petro is informed of a price increase, Petro may cancel or modify orders for parts which are the subject of that price increase in accordance with Volvo policies in effect from time to time.

  20. Terms of Sale Grant of Purchase Money Security Interest. If at any time,
      -------------------------------------------------------
Volvo sells parts or other materials directly to Petro, terms of payment and other terms of sale of parts will be in accordance with Company policies as in effect from time to time. To secure its indebtedness to Volvo for parts purchased directly from Volvo (the "Secured Indebtedness"), Petro grants to Volvo a purchase money security interest in that portion of Petro's parts inventory purchased directly from Volvo (the "Collateral"). The grant of such purchase money security interest shall not affect Petro's right to sell its parts inventory in the ordinary course of its business. Petro shall, at Volvo's request, execute such documents for public filing as are necessary, in Volvo's judgment, to perfect the purchase money security interest hereby granted. Upon a default by Petro in the payment of any Secured Indebtedness, Volvo shall have all the rights of a secured party under the Uniform Commercial Code. Petro warrants and covenants that, so long as it has any outstanding Secured
Indebtedness: (i) the Collateral will be retained in Petro's possession at Petro's sole risk and responsibility at all times prior to final retail use or sale; and (ii) Petro's ownership of its parts inventory is solely for sale in the ordinary course of its business. The purchase money security interest hereby granted shall survive a termination of this Agreement for any reason if, at the time of such termination, any Secured Indebtedness remains unpaid.

  21. Delivery. Delivery of the parts will be as stated by Volvo policies per
      --------
the type of order for parts ordered directly from Volvo. Volvo will not be responsible for a failure or delay in accepting orders or delivering parts if the failure or delay is due in whole or in part to an excess of orders, changes in production schedules, discontinuance of the manufacture or sale of specific parts, labor difficulties, labor, material, transportation or utilities shortages, government regulations, or other causes beyond Volvo's control. For parts ordered through Dealer, delivery terms will be as agreed to between Petro and Dealer.

  22. Shipping Point and Mode of Delivery. For parts purchased directly from
      -----------------------------------
Volvo, shipping charges are determined by type of order in accordance with company policy. Petro will pay all demurrage, storage, and other charges accruing after arrival of any shipment of parts at their destination. Volvo will attempt to comply with Petro's instructions as to routing and mode of transportation, but Volvo will make the final decision as to routing and mode of transportation of all parts. Risk of loss or damage will be transferred to Petro when parts are delivered to and received by Petro. Volvo will cooperate fully with Petro in attempting to recover compensation from carriers for loss or damage in shipment.

  23. Failure of Petro to Accept Delivery. If Petro fails or refuses to take
      -----------------------------------
delivery of any parts which Petro has ordered from Volvo or Dealer, Volvo may, without prejudice to its right to other remedies, charge Petro a cancellation charge.

  24. Warranty. Volvo will provide each customer of Petro a limited parts
      --------
warranty relating to Volvo parts sold to the customer by Petro in accordance with Volvo's customer warranty policies in effect from time to time. VOLVO MAKES NO OTHER WARRANTIES WHATSOEVER, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, TO DEALER, PETRO OR THEIR RESPECTIVE CUSTOMERS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSES.

  25. Use of Trademarks and Trade Names.  Petro will not use any of Volvo's
      ---------------------------------
trademarks, service marks or trade names for any purpose or in any context which in Volvo's opinion is likely to injure the reputation of Volvo or its products or to impair the enforceability of any of Volvo's trademarks, service marks or trade names. Likewise, Volvo will not use any of Petro's trademarks, service marks or trade names for any purpose or in any context which in Petro's opinion is likely to injure the reputation of Petro or its products or to impair the enforceability of any of Petro's trademarks, service marks or trade names.

  26.  Audit Rights.  Volvo shall have the right, upon reasonable advance
       ------------
written notice, to audit the accounting or other records of Petro. This examination may include, among other things, an audit of Petro's records supporting warranty or other claims made against Volvo, and the records relating to the purchase and sale of parts and other materials pursuant to this agreement. Petro shall provide all reports at such times and on such forms as may be reasonably requested by Volvo.

  27. Termination by Advance Notice.   This Agreement shall remain in effect
      -----------------------------
until it is terminated by either party as provided in this section.

  a. The parties may at any time terminate this Agreement by mutual consent.

  b. Petro may at any time terminate the Agreement by giving written notice of termination to Volvo and the Dealer. Such notice of termination shall specify the date upon which the termination is to become effective and not less than one
(1) year shall intervene between the giving of such notice and the effective date.

  c. Volvo may terminate the Agreement at any time by giving the Dealer and Petro written notice of termination. Such notice of termination shall specify the date upon which the termination is to become effective and not less one (1) year shall intervene between the giving of such notice and such effective date.

  d. Petro may terminate this Agreement with respect to any particular Truckstops and amend Schedule A, at any time by giving Volvo and Dealer written notice of termination. Such termination shall specify the date upon which the termination is to become effective and not less one (1) year shall intervene between the giving of such notice and such effective date. If, in Volvo's sole discretion, in the exercise of its reasonable business judgment, such terminations by Petro reach an unreasonable number, Volvo may terminate this Agreement in its entirety upon 90 days prior written notice to Petro.

  e. Upon the effective date of termination, all indebtedness of Petro to Volvo or to any subsidiary or affiliate of Volvo, incurred as a result of this Agreement, shall become immediately due and payable and, unless otherwise agreed between the parties, all unfilled orders accepted from Petro shall be deemed canceled, without liability on the part of either party, or upon mutual termination, Volvo at its option may establish terms of cash with order or C.O.D. on any or all parts thereafter delivered to Petro.

  28.  Termination by Immediate Notice. It is the hope and expectation of the
       -------------------------------
parties that this Agreement will create an enduring and mutually profitable relationship. However, it is recognized that circumstances may arise requiring Volvo to take steps to protect its interest and making it impracticable for the relationship to continue, and under which this Agreement should be immediately terminated. In order that those circumstances may be clearly understood, it is agreed that:

  a. Notwithstanding any other provisions of this Agreement, Volvo may, at its option, by written notice, terminate the Agreement effective at once, or Volvo or any subsidiary of Volvo may without notice declare immediately due and payable any indebtedness of Petro to Volvo, or any such subsidiary, for parts sold directly to Petro, and may immediately and without notice repossess such parts as well as any other parts or assets in Petro's possession with respect to which Volvo or any subsidiary or affiliate of Volvo has a lien, encumbrance or security interest, or may without notice establish terms of cash with order or C.O.D. on parts thereafter delivered to Petro, or may exercise any other legal remedies that are available to it, upon the happening of any of the following:

    1. Petro defaults in the payment of any obligations owing to Volvo or to any subsidiary of Volvo, or upon demand fails to account for the proceeds of the sale of parts for which it is indebted to Volvo or any subsidiary of Volvo;

    2. Petro sells or makes an attempted sale or other distribution of any parts purchased under this Agreement, upon which any part of the purchase price is unpaid, other than in the ordinary course of trade;

    3. Without prior approval of Volvo, Petro sells or attempts to sell in bulk all or a major portion of his inventory purchased from Volvo, whether or not any part of the purchase price therefor remains unpaid;

    4. An assignment by Petro for the benefit of creditors;

    5. The admitted insolvency of Petro or the institution of voluntary or involuntary proceedings in bankruptcy or under other insolvency law, or for an arrangement with creditors or for corporate reorganization or for receivership or dissolution of the Dealer or Petro;

    6. The assignment or attempted assignment of this Agreement, or of any interest therein or any right thereunder, by Petro without Volvo's written consent;

    7. The falsification of records or reports by Petro in a material respect.

In all such cases, with the exception of subsections (5) through (7), Petro shall be given thirty (30) days to cure such deficiency after receiving written notice of such from Volvo.

   b. The exercise of one right or remedy shall not constitute an election of remedies or preclude Volvo from exercising all other rights or remedies available to it under the law or as provided herein, and the acceptance by Volvo or any subsidiary or affiliate of Volvo of the payment of any past due indebtedness owing to either of them shall not constitute a waiver of any of the rights of Volvo under this section arising out of the existence of such past due indebtedness.

   c. Volvo may by written notice terminate any Petro Truckstop location and amend Schedule A, effective at once, if any state or jurisdiction where this Agreement is to be performed requires a license of Petro and Petro fails to secure or maintain or renew such license for the Petro Truckstop location, or such license is suspended or revoked for any reason.

   d. The termination of this Agreement under this section shall, unless otherwise agreed between the parties, cancel all unfilled orders accepted from Petro, without liability on the part of either party. Alternatively, Volvo will have the option to cancel or fill any unfilled orders placed by Petro for parts.

   e. Any sum owed by Petro to Volvo, as a result of this Agreement, will be due immediately upon termination.

   29.  Rights and Obligations Upon Termination.
        ---------------------------------------

   a. Volvo will have the option to purchase any removable business signs which belong to Petro and bear a Volvo trademark, service mark, or trade name. The purchase price will be the amount, net of depreciation, at which the signs were purchased by Petro and Volvo shall repair all damage to the Premises occasioned thereby, normal wear and tear excepted. For any signs or sub-branded trade or service marks not covered or addressed by the operation agreement between Volvo and Petro, Volvo may remove such signs at its sole cost and expense and restore all affected premises or fixtures to their original condition, normal wear and tear excepted. Volvo will retain all ownership rights in any sub-branded trade or service marks.

   b. Petro shall immediately stop using in any way any of Volvo's trademarks, service marks or trade names, including sub-branded trade or service marks, or other marks or names so nearly resembling those of Volvo as to be likely to cause confusion or mistake. Likewise, Volvo shall immediately stop using in any way any of Petro's trademarks, service marks or trade names or other marks or names so nearly resembling those of Petro as to be likely to cause confusion or mistake.

   c. Petro will indemnify Volvo against, and hold it harmless from, any liability, costs or expenses (including attorneys' fees) resulting from Petro's failure to pay all sums due under agreements by which Petro finances the purchase of parts or maintenance of its inventory of parts. Both parties will indemnify each other against any breach of this Agreement or the breach of any representations or warranties made herein.

   d. Within 30 days of the effective date of termination of this Agreement, Petro also agrees to return to Volvo, if requested, any or all catalogs, microfiche, price lists, bulletins, and current advertising material, which have been furnished to Petro by Volvo. Any charges (except for transportation, subscription service and binders) paid by Petro to Volvo for such material will be credited to Petro when such material is returned to Volvo. Amounts credited to Petro under this section will not be payable until Petro has complied with all applicable provisions of law relating to bulk transfers and has complied with all requirements regarding the returns of signs, catalogs, microfiche, price lists, bulletins, and advertising material and has submitted evidence satisfactory to Volvo that all such materials are free and clear of all liens and encumbrances (other than liens and encumbrances of Volvo or any subsidiary or affiliate of Volvo). When payable, the amount may be paid to Petro in cash or credited to Petro's notes or account or other obligations to Volvo or to any subsidiary corporation of Volvo, at Volvo's option.

   e. The termination of this Agreement for any reason shall automatically terminate any and all agreements between Volvo and Petro franchisees for the provision of similar services hereunder.

  30. Relationship of Petro. Petro will at all times be an independent
      ---------------------
contractor, not an agent of Volvo. Petro agrees to indemnify Volvo against, and hold it harmless from, any liabilities, costs or expenses, including attorneys' fees and expenses, incurred by Volvo because of any acts of Petro or its respective employees or agents. Volvo agrees to indemnify Petro against, and hold it harmless from, any liabilities, costs or expenses, including attorneys' fees and expenses, incurred by Petro because of any acts of Volvo or its respective employees or agents. Additionally, both parties agree to indemnify and hold harmless the non-breaching party, from, any liabilities, costs or expenses, including attorneys' fees and expenses, incurred because of a breach this Agreement by either party.

  31. Governing Law. This Agreement will be governed by, and construed under,
      -------------
the laws of the State of North Carolina without regard to its conflicts of law principles, except that if any provision of this Agreement would violate a prohibition of any applicable law of any other jurisdiction, the provision will be deemed governed by, and amended to the extent necessary to comply with, the law of the other jurisdiction.

  32. Limitation on Damages. The damages which Volvo and Petro may recover from
      ---------------------
each other for breach of this Agreement will be limited to actual damages. Neither of the parties may recover any consequential or other incidental, indirect or special damages for breach of this Agreement or any other duty or obligation imposed by this Agreement.

  33. Sales and Use Tax.   Petro's purchases of parts are presumed to be for
      -----------------
resale. Petro will provide Volvo with any certificates or evidence necessary to establish or maintain exemptions from state or local sales, use or similar taxes for purchases directly from Volvo. If any sales, use or similar tax is required with regard to any sales from Volvo to Petro, Petro will either pay the tax directly or reimburse Volvo for the tax.

  34. [Deleted].

  35. Notices. Any notice or other communication required or permitted by
      -------
this Agreement must be in writing and will be deemed given when delivered in person or by facsimile or on the fifth day after the day when mailed by certified mail, return receipt requested, from within the United States of America, addressed to Petro at the addresses shown on the first page of this Agreement, and to Volvo at P.O. Box 26115, Greensboro, North Carolina 27402-26115, or to whatever other address the party receiving the communication may have designated in writing to the other.

  36. Definition of Terms. For purposes of this Agreement, the term "parts"
      -------------------
shall be deemed to mean all heavy truck parts, components and related materials sold by Volvo to dealers, regardless of whether or not such items are manufactured by Volvo.

  37. No Waivers.  No failure of either party to insist on performance by the
      ----------
other of any of its obligations in one instance will waive the right of either party to insist on performance of that or any other obligation in the future.

  38. Amendments.  This Agreement may not be modified except by a written
      ----------
document signed by both parties.

  39. Garagekeepers Liability Insurance.  Petro shall maintain, at all relevant
      ---------------------------------
times, a garagekeepers legal liability insurance policy. Upon request by Volvo, Petro shall supply copies of certificates of insurance.

  40. Attorney's Fees.  If any action is brought by either party to enforce its
      ---------------
rights under this Agreement and a judgment or decree assessing fault or liability is entered by a court of competent jurisdiction, the prevailing party shall recover its reasonable attorneys' fees and expenses in connection with the action.

  41.     Provisions Affecting Petro Franchisees.  Volvo and Petro agree to the
          --------------------------------------
following provisions affecting Petro franchisees:

     a. Volvo agrees to offer a substantially similar agreement in all material respects, to new and existing Petro franchisees ("Franchisee Agreement").

     b. Volvo acknowledges that each Franchisee Agreement shall terminate if the franchisee's Petro franchise agreement terminates for any reason.

     c. The default by any Petro franchisee of any provision of the Franchisee Agreement shall have no effect on this Agreement.

     d.   Petro is not a guarantor of performance by any Petro franchisee.

  IN WITNESS WHEREOF, the parties have executed this Agreement on the day shown on the first page.

Petro Stopping Centers, L.P.               Volvo Trucks North America, Inc.


By: /s/ J.A. CARDWELL, SR.                 By: /s/ ROBERT GRUSSING IV
   ------------------------------             ------------------------------

Title: Chief Executive Officer             Title: Senior Vice President
      ---------------------------                ---------------------------